                                                                      Exhibit 12

                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                       YEAR ENDED DECEMBER 31                         SIX MONTHS ENDED JUNE 30,
                                     --------------------------------------------------------------   -------------------------
                                     1991         1992           1993          1994         1995         1995          1996
                                     ----         ----           ----          ----         ----         ----          ----

EARNINGS
Net Income (loss)                 $(603,189)  $(7,603,074)  $(12,281,956)  $(14,569,255)  $  354,786  $(3,371,502)  $2,299,563
Fixed charges deducted from
 income (loss):
 Interest expense                    17,500        15,972        160,233        737,741    1,455,087      915,289    2,107,699
 Amortization of debt issuance
  costs                                   -             -              -         20,952       50,285       25,143       98,662
 Implicit interest in rent           23,000       118,333        171,667        340,667      463,000      246,268      321,319
                                   --------    ----------     ----------     ----------    ---------   ----------   ----------
                                     40,500       134,305        331,900      1,099,360    1,968,372    1,186,700    2,527,680
                                   --------    ----------     ----------     ----------    ---------    ---------   ----------
   Earnings available for fixed
    charges                       $(562,689)  $(7,468,769)  $(11,950,056)  $(13,469,895)  $2,323,158  $(2,184,802)  $4,827,243
                                  =========   ===========   ============   ============   ==========  ===========   ==========

FIXED CHARGES
 Fixed charges per above          $  40,500   $   134,305   $    331,900   $  1,099,360   $1,968,372  $ 1,186,700   $2,527,680
 Capitalized interest                     -             -              -              -      482,149       55,135      147,816
                                  ---------   -----------   ------------   ------------    ---------  -----------   ----------
    Total fixed charges           $  40,500   $   134,305   $    331,900   $  1,099,360   $2,450,521  $ 1,241,835   $2,675,496
                                  =========   ===========   ============   ============   ==========  ===========   ==========
    Ratio of earnings to fixed
     charges                              -             -              -              -            -            -         1.80
                                  =========   ===========   ============   ============   ==========  ===========   ==========
    Deficiency of earnings to
     fixed charges                $(603,189)  $(7,603,074)  $(12,281,956)  $(14,569,255)  $ (127,363) $(3,426,637)           -
                                  =========   ===========   ============   ============   ==========  ===========   ==========


               COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                         AFTER ADJUSTMENT FOR ISSUANCE OF THE NOTES


                                                                            SIX MONTHS
                                                     YEAR ENDED               ENDED
                                                     DECEMBER 31,            JUNE 30,
                                                         1995                  1996
                                                     ------------           ----------

EARNINGS
Net income (loss)                                    $(8,131,803)           $ (533,694)

Fixed charges deducted from income (loss):

  Interest expense                                     9,501,676             4,814,476
  Amortization of debt issuance costs                    490,285               245,142
  Implicit interest in rent                              463,000               321,319
                                                     -----------            ----------
                                                      10,454,961             5,380,937
                                                     -----------            ----------
   Earnings available for fixed charges              $ 2,323,158            $4,827,243
                                                     ===========            ==========


FIXED CHARGES
  Fixed charges per above                            $10,454,961            $5,380,937
  Capitalized interest                                   341,810                76,456
                                                     -----------            ----------
    Total fixed charges                              $10,796,771            $5,457,393
                                                     ===========            ==========

    Ratio of earnings to fixed charges                         -                     -
                                                     ===========            ==========
    Deficiency of earnings to fixed charges          $(8,473,613)           $ (630,150)
                                                     ===========            ==========